Exhibit (a)(1)(iv)

NOTICE OF GUARANTEED DELIVERY

To Tender American Depositary Shares

(each outstanding American Depositary Share representing one Common Share and evidenced by an American Depositary Receipt)

of

Gmarket Inc.

Pursuant to the Offer to Purchase

dated May 4, 2009

by

eBay KTA (UK) Ltd.

an indirect wholly-owned subsidiary of

eBay Inc.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT (ONE MINUTE AFTER 11:59 P.M.), NEW YORK CITY TIME, ON MONDAY, JUNE 1, 2009 (WHICH IS 1:00 P.M., SEOUL TIME, ON TUESDAY, JUNE 2, 2009), UNLESS THE OFFER IS EXTENDED.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the American Depositary Receipts (“ADRs”) representing American Depositary Shares (the “ADSs”) of Gmarket Inc., a company organized under the laws of the Republic of Korea (the “Company”), and any other documents required by the GREEN Letter of Transmittal for ADSs cannot be delivered to the ADS Depositary (as defined below) or the procedures for book-entry transfer of ADSs cannot be completed by the expiration of the Offer. Such form may be delivered by hand, or facsimile transmission, or mail to the ADS Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

The ADS Depositary for the Offer is:

Citibank, N.A.

By Mail: Citibank, N.A. Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Hand or Overnight Courier: Citibank, N.A. Corporate Actions 250 Royall Street Attention: Suite V Canton, MA 02021	By Facsimile: (For Notice of Guaranteed Delivery Only) (201) 222-4593 For Facsimile Confirmations: (201) 222-4412

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a GREEN Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the GREEN Letter of Transmittal.

Ladies and Gentlemen: The undersigned hereby tenders to eBay KTA (UK) Ltd., a company organized under the laws of the United Kingdom (the “Offeror”) and an indirect wholly-owned subsidiary of eBay Inc., a Delaware corporation (“eBay”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 4, 2009 (which, together with any amendments and supplements thereto, collectively constitute the “Offer to Purchase”), and the related Letters of Transmittal (which, together with the Offer to Purchase and any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, ADSs pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The Offer is being made pursuant to the Share Allocation and Tender Offer Agreement, dated as of April 16, 2009, by and among the Offeror, eBay and the Company.

Name(s) of Security Holder(s):

Address:

Area Code and Telephone Number:

ADR Numbers (if available)	SIGN HERE

If delivery will be by book-entry transfer:

Name of Eligible Institution:

Area Code and Telephone Number:

Account Number:

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the ADSs tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of ADSs complies with Rule 14e-4 and (iii) that such undersigned party will deliver to the ADS Depositary the ADSs tendered hereby, together with a properly completed and duly executed GREEN Letter(s) of Transmittal and ADRs representing ADSs to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated: , 2009

NOTE: DO NOT SEND CERTIFICATES FOR ADSs WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR GREEN LETTER OF TRANSMITTAL.